Exhibit 99.2

CLEAN EARTH ACQUISITIONS CORP.

UNAUDITED CONDENSED BALANCE SHEETS

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash	$9,266	$630,460
Prepaid expenses	259,034	298,172
Other receivable	—	7,462
Marketable securities held in Trust Account	86,038,091	235,586,028
Total current assets	86,306,391	236,522,122
Total Assets	$86,306,391	$236,522,122

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT
Current liabilities
Accrued expenses	$688,939	$613,653
Income and franchise taxes payable	31,215	849,331
Accrued legal expenses	992,045	572,307
Accounts payable	171,267	47,919
Accrued offering costs	542,981	542,981
Promissory note – related party	1,703,500	806,170
Deferred underwriter fee payable	805,000	4,427,500
Total current liabilities	4,934,947	7,859,861
Total Liabilities	4,934,947	7,859,861

Commitments and Contingencies
Class A Common Stock Subject to Possible Redemption
Class A common stock subject to possible redemption; $0.0001 par value; 100,000,000 shares authorized; 8,147,563 and 23,000,000 shares issued and outstanding at redemption value as of September 30, 2023 and December 31, 2022, respectively	86,038,091	235,586,028

Stockholders’ Deficit
Preferred shares, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.0001 par value, 100,000,000 shares authorized; 890,000 shares issued and outstanding (excluding 8,147,563 and 23,000,000 shares subject to possible redemption as of September 30, 2023 and December 31, 2022, respectively)	89	89
Class B common stock, $0.0001 par value, 10,000,000 shares authorized; 7,666,667 shares issued and outstanding	767	767
Additional paid-in capital	—	—
Accumulated deficit	(4,667,503)	(6,924,623)
Total Stockholders’ Deficit	(4,666,647)	(6,923,767)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION AND STOCKHOLDERS’ DEFICIT	$86,306,391	$236,522,122

The accompanying notes are an integral part of these unaudited condensed financial statements.

CLEAN EARTH ACQUISITIONS CORP.

UNAUDITED CONDENSED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2023	2022	2023	2022
Franchise tax expense	$50,000	50,000	$150,000	$150,000
Bank fees	—	390	7,462	767
Insurance expense	106,518	106,521	319,559	253,621
Dues and subscriptions	8,766	5,900	169,314	62,831
Marketing and advertising expenses	21,627	58,387	37,422	71,331
Legal and accounting expenses	672,962	334,967	1,049,820	1,016,032
Placement services fee	—	500,000	—	500,000
Listing fee, general and administrative expenses	18,084	—	52,971	—
Loss from operations	(877,957)	(1,056,165)	(1,786,548)	(2,054,582)

Other income:
Dividend income on marketable securities held in Trust Account	1,107,180	261,381	4,216,253	596,440
Realized gains on marketable securities held in Trust Account	—	877,634	1,663,187	877,634
Interest income on operating account	2	—	40	—
Other income	1,107,182	1,139,015	5,879,480	1,474,074

Income (loss) before provision for income taxes	229,225	82,850	4,092,932	(580,508)
Provision for income taxes	(222,009)	(228,946)	(853,922)	(278,308)
Net income (loss)	$7,216	$(146,096)	$3,239,010	$(858,816)

Basic and diluted weighted average shares outstanding, redeemable Class A common stock	8,147,563	23,000,000	16,036,220	18,113,553

Basic and diluted net income (loss) per share, redeemable Class A common stock	$0.07	$0.01	$0.23	$0.58

Basic and diluted weighted average shares outstanding, non-redeemable Class A and Class B common stock	8,556,667	8,556,667	8,556,667	8,107,815

Basic and diluted net (loss) income per share, non-redeemable Class A and Class B common stock	$(0.07)	$(0.04)	$(0.06)	$(1.40)

The accompanying notes are an integral part of these unaudited condensed financial statements.

CLEAN EARTH ACQUISITIONS CORP.

UNAUDITED CONDENSED STATEMENTS OF CHANGES IN COMMON STOCK SUBJECT TO POSSIBLE

REDEMPTION AND STOCKHOLDERS’ DEFICIT

	Class A
	Common Stock Subject to		Class A Common		Class B		Additional		Total
	Possible Redemption		Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance – December 31, 2022	23,000,000	$235,586,028	890,000	$89	7,666,667	$767	$—	$(6,924,623)	$(6,923,767)
Remeasurement of Class A common stock to redemption value	—	2,409,648	—	—	—	—	—	(2,409,648)	(2,409,648)
Net income	—	—	—	—	—	—	—	1,873,417	1,873,417
Balance – March 31, 2023	23,000,000	237,995,676	890,000	89	7,666,667	767	—	(7,460,854)	(7,459,998)
Redemption of Class A common stock	(14,852,437)	(154,152,327)	—	—	—	—	—	—	—
Deferred underwriter fee payable forfeiture	—	—	—	—	—	—	—	3,622,500	3,622,500
Remeasurement of Class A common stock to redemption value	—	1,097,561	—	—	—	—	—	(1,097,561)	(1,097,561)
Net income	—	—	—	—	—	—	—	1,358,377	1,358,377
Balance – June 30, 2023	8,147,563	84,940,910	890,000	89	7,666,667	767	—	(3,577,538)	$(3,576,682)
Remeasurement of Class A common stock to redemption value	—	1,097,181	—	—	—	—	—	(1,097,181)	(1,097,181)
Net income	—	—	—	—	—	—	—	7,216	7,216
Balance – September 30, 2023	8,147,563	$86,038,091	890,000	$89	7,666,667	$767	$—	$(4,667,503)	$(4,666,647)

	Class A
	Common Stock Subject to		Class A Common		Class B		Additional		Total
	Possible Redemption		Stock		Common Stock		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balance — December 31, 2021	—	$—	—	$—	7,666,667	$767	$24,233	$(2,546)	$22,454
Issuance of Class A common stock in initial public offering	23,000,000	192,766,854	—	—	—	—	23,227,765	—	23,227,765
Sale of private placement units	—	—	890,000	89	—	—	8,899,911	—	8,900,000
Remeasurement of Class A common stock to redemption value	—	39,554,524	—	—	—	—	(32,151,909)	(7,402,615)	(39,554,524)
Net loss	—	—	—	—	—	—	—	(240,003)	(240,003)
Balance — March 31, 2022	23,000,000	232,321,378	890,000	89	7,666,667	767	—	(7,645,164)	(7,644,308)
Remeasurement of Class A common stock to redemption value	—	313,681	—	—	—	—	—	(313,681)	(313,681)
Net loss	—	—	—	—	—	—	—	(472,717)	(472,717)
Balance – June 30, 2022	23,000,000	232,635,059	890,000	89	7,666,667	767	—	(8,431,562)	(8,430,706)
Remeasurement of Class A common stock to redemption value	—	1,139,015	—	—	—	—	—	(1,139,015)	(1,139,015)
Net loss	—	—	—	—	—	—	—	(146,096)	(146,096)
Balance – September 30, 2022	23,000,000	$233,774,074	890,000	$89	7,666,667	$767	$—	$(9,716,673)	$(9,715,817)

The accompanying notes are an integral part of these unaudited condensed financial statements.

CLEAN EARTH ACQUISITIONS CORP.

UNAUDITED CONDENSED STATEMENTS OF CASH FLOWS

	Nine Months Ended
	September 30,
	2023	2022
Cash Flows from Operating Activities:
Net income (loss)	$3,239,010	$(858,816)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Dividend income	—	(596,440)
Realized gains on marketable securities held in Trust Account	(1,663,187)	(877,634)
Gain on extinguishment of liabilities	—	(4,000)
Changes in operating assets and liabilities:
Prepaid expenses	39,138	(393,588)
Accounts payable	123,348	17,171
Accrued expenses	75,286	504,108
Income and franchise taxes payable	(818,116)	428,308
Accrued legal expenses	419,738	515,356
Other receivables	7,462	(19,189)
Net cash provided by (used in) operating activities	1,422,679	(1,284,724)

Cash Flows from Investing Activities:
Proceeds from marketable securities held in Trust Account	629,455,679	233,355,939
Purchase of marketable securities held in Trust Account	(474,775,971)	(233,355,939)
Dividends reinvested in marketable securities held in Trust Account	(3,629,603)	—
Investment of cash in Trust Account	—	(232,300,000)
Contributions to Trust Account	161,019	—
Net cash provided by (used in) investing activities	151,211,124	(232,300,000)

Cash Flows from Financing Activities:
Payment of Class A common stock redemptions	(154,152,327)	—
Proceeds from promissory note – related party	897,330	450,000
Proceeds from issuance of units	—	230,000,000
Proceeds from sale of private placement units	—	8,900,000
Payment of underwriting discount	—	(4,600,000)
Payment of promissory note – related party	—	(225,000)
Proceeds from related party receivable	—	189
Payment of deferred offering costs	—	(628,714)
Net cash (used in) provided by financing activities	(153,254,997)	233,896,475

Net Change in Cash	(621,194)	311,751
Cash – Beginning	630,460	33,912
Cash – Ending	$9,266	$345,663

Non-Cash Investing and Financing Activities:
Remeasurement of Class A common stock subject to possible redemption	$4,604,390	$41,007,220
Deferred underwriter fee payable	$—	$8,050,000
Waiver of deferred underwriter fee payable	$3,622,500	$—
Deferred offering costs included in accrued offering costs	$—	$23,588
Supplemental Cash Flow Information:
Cash paid for taxes	$1,855,000	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

CLEAN EARTH ACQUISITIONS CORP.

NOTES TO THE UNAUDITED CONDENSED FINANCIAL STATEMENTS

1)	Note 1. Description of Organization and Business Operations

Clean Earth Acquisitions Corp. (the “Company”) was incorporated in Delaware on May 14, 2021. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

As of September 30, 2023, the Company had not commenced any operations. All activity through September 30, 2023, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and following the Initial Public Offering, identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of dividend income and realized gains from the proceeds derived from the Initial Public Offering placed in the Trust Account (described below).

The registration statement for the Company’s Initial Public Offering was declared effective on February 23, 2022 (the “Effective Date”). On February 28, 2022, the Company consummated the Initial Public Offering of 23,000,000 Units at $10.00 per Unit, generating gross proceeds of $230,000,000. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 890,000 Private Placement Units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement with Clean Earth Acquisitions Sponsor, LLC (the “Sponsor”) generating proceeds of $8,900,000 from the sale of the Private Units.

Following the closing of the Initial Public Offering on February 28, 2022, $232,300,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”), located in the United States which have been invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in money market funds selected by the Company meeting the conditions of Rule 2a-7(d) of the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s amended and restated certificate of incorporation, and (iii) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination by the Termination Date (defined below).

On October 12, 2022, we entered into a Business Combination Agreement (the “Business Combination Agreement”) with Alternus Energy Group Plc (the “Seller” or “Alternus”). Pursuant to the Business Combination Agreement, we will acquire certain subsidiaries of the Seller, for up to 90,000,000 shares. Initially, we will issue 55,000,000 shares at closing (subject to a working capital adjustment capped at 1,000,000 additional shares) plus up to 35,000,000 shares subject to certain earn-out provisions, which will be deposited in escrow and will be released if certain conditions are met.

On April 12, 2023, the Company entered into the First Amendment to the Business Combination Agreement (the “First Amendment”), which amends certain provisions of the Business Combination Agreement.

The Business Combination Agreement had contemplated that the Company would issue to the Seller a number of shares of Class A common stock valued at $10 per share equal to $550,000,000 plus or minus an estimated working capital adjustment (which will be not greater or less than $10,000,000), of which 1,000,000 shares of Class A common stock will be deposited into a working capital escrow account to satisfy any post-closing working capital adjustments. The First Amendment amended the Business Combination Agreement by reducing the $550,000,000 amount to $275,000,000.

In addition, the Business Combination Agreement had contemplated that 35,000,000 shares of Class A common stock would be deposited into an earnout escrow account and will be released, in whole or part, to the Seller if certain earnout milestones are met. The First Amendment amended the Business Combination Agreement by (i) reducing the 35,000,000 shares to 20,000,000 shares and (ii) modifying the earnout milestones as provided in the First Amendment.

The closing of the transactions contemplated by the Business Combination Agreement is subject to customary closing conditions as set forth in the Business Combination Agreement.

Concurrently with the execution of the Business Combination Agreement, we entered into (A) a Sponsor Support Agreement with the sponsor and the Seller pursuant to which the sponsor agreed to vote in favor of the Business Combination, waive its redemption rights, agree to not transfer securities of the Company, and waive any anti-dilution or similar protections with respect to founder shares; and (B) an Investor Rights Agreement with the sponsor and the Seller, which provides for certain governance requirements, registration rights and a lockup agreement. The closing of the transactions contemplated by the Business Combination Agreement is subject to the satisfaction or waiver of certain customary closing conditions of the respective parties.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination having an aggregate fair market value of at least 80% of the assets held in the Trust Account (excluding taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act. Even if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target, the Company’s stockholders prior to the Business Combination may collectively own a minority interest in the post-transaction company, depending on valuations ascribed to the target and the Company in the Business Combination transaction.

The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. Except as required by law or the rules of Nasdaq, the decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account. There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 immediately prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC containing substantially the same information as would be included in a proxy statement prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares, Private Shares and any Public Shares purchased during or after the Initial Public Offering (a) in favor of approving a Business Combination and (b) not to redeem any shares in connection with a stockholder vote to approve a Business Combination or sell any shares to the Company in a tender offer in connection with a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.

The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares, Private Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its rights to liquidating distributions from the Trust Account with respect to the Founder Shares and Private Shares if the Company fails to consummate a Business Combination, and (c) not to propose an amendment to the Amended and Restated Certificate of Incorporation that would affect the public stockholders’ ability to convert or sell their shares to the Company in connection with a Business Combination or affect the substance or timing of the Company’s obligation to redeem 100% of its Public Shares if the Company does not complete a Business Combination, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.

If the Company is unable to complete a Business Combination by the Termination Date, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay taxes, divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s rights or warrants, which will expire worthless if the Company fails to complete a Business Combination by the Termination Date.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below $10.10 per Public Share, except as to any claims by a third party who executed a valid and enforceable agreement with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account and except as to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

On May 25, 2023, the Company and Alternus executed a mutual written consent pursuant to which the Company and Alternus agreed to extend the Termination Date (as defined in the Business Combination Agreement) to November 28, 2023 (the “Termination Date”).

On May 25, 2023, the Company held a special meeting of stockholders (the “Special Meeting”), during which the Company’s stockholders approved the proposal (the “Charter Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination up to six times, from May 28, 2023 to November 28, 2023, composed of six one-month extensions (each an “Extension,” and the end date of each Extension, the “Extended Date”), by depositing into the Trust Account on the then-applicable Extension Date, for each Extension, the lesser of (i) $195,000 and (ii) $0.04 for each share of the Company’s Class A common stock not redeemed in connection with the Charter Amendment Proposal until November 28, 2023, or such earlier date as determined by the Board (assuming the Company’s business combination has not occurred) in exchange for a non-interest bearing, convertible unsecured promissory note payable upon consummation of a business combination.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 14,852,437 shares of Class A common stock at a redemption price of approximately $10.38 per share (the “Redemption”), for an aggregate redemption amount of $154,152,327. Following the Redemption, $84,562,944 remained in the Company’s Trust Account, not including any Extension Payments, as described above.

(1)	Risks and Uncertainties

The credit and financial markets have experienced extreme volatility and disruptions due to the current conflict between Ukraine and Russia and Hamas’ attack on Israel. These conflicts are expected to have further global economic consequences, including but not limited to the possibility of severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in inflation rates and uncertainty about economic and political stability. In addition, the United States and other countries have imposed sanctions on Russia which increases the risk that Russia, as a retaliatory action, may launch cyberattacks against the United States, its government, infrastructure and businesses. Any of the foregoing consequences, including those we cannot yet predict, may cause our business, financial condition, results of operations and the price of our common shares to be adversely affected.

The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

(2)	Going Concern

(3)               As of September 30, 2023, the Company had $9,266 of operating cash and a working capital deficit of $3,861,647. At September 30, 2023, working capital deficit excludes the amount of marketable securities held in Trust Account and deferred underwriting fees payable. The Company classified the Marketable Securities held in Trust Account as a current asset as the Company has less than 12 months from the balance sheet date to consummate a Business Combination, at which point, if the Company did not find a Business Combination partner, the Company would cease to exist and the funds would be liquidated from the Trust Account. The Company classified the deferred underwriting fees payable as current liabilities as the Company has less than 12 months from the balance sheet date to consummate a Business Combination, at which point, if the Company did not find a Business Combination partner, the Company would cease to exist and the deferred underwriting fees would not be paid as the fees owed are contingent upon a successful Business Combination.

(4)               The Company’s liquidity needs through September 30, 2023 had been satisfied through a payment from the Sponsor of $25,000 for Class B common stock, par value $0.0001 per share (“Class B common stock” and shares thereof, “founder shares”), the Initial Public Offering and the issuance of the Private Units (see Note 3 and Note 4). Additionally, the Company drew on unsecured promissory notes to pay certain offering costs and convertible promissory notes with the Sponsor to provide working capital and to fund the Company’s extension payments (see Note 4).

(5)               The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans to complete the Business Combination with Alternus. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The initial stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required. The Company cannot assure that its plans to consummate an initial Business Combination will be successful.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern one year from the date the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2)	Note 2. Summary of Significant Accounting Policies

(1)	Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair statement of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction with the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 as filed with the SEC on March 30, 2023, which contains the audited financial statements and notes thereto. The financial information as of December 31, 2022 is derived from the audited financial statements presented in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022. The interim results for the three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future interim periods.

(2)	Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

b)	Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.

(1)	Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. There were no cash equivalents as of September 30, 2023 or December 31, 2022.

(2)	Marketable Securities Held in Trust Account

The Company accounts for marketable securities held in the Trust Account in accordance with Accounting Standards Codification (“ASC”) 320, “Investments – Debt Securities” (“ASC 320”). Trading securities are measured at fair value with holding gains and losses included in earnings. The estimated fair values of the marketable securities held in the Trust Account are determined using available market information.

The Company has invested in U.S. Treasury Bills and money market funds invested in U.S. government securities for the nine months ended September 30, 2023 and 2022. Income generated from the U.S. Treasury Bills was recorded to realized gains on marketable securities held in Trust Account on the condensed statements of operations and presented as an adjustment to reconcile net income to net cash used in operating activities on the condensed statements of cash flows. Income generated from money market funds invested in U.S. government securities was recorded to dividend income on marketable securities held in Trust Account and presented within cash flows from investing activities on the condensed statements of cash flows. Sales of money market funds, redemptions of U.S. Treasury Bills, and purchases of U.S. Treasury Bills and money market securities held in Trust Account are presented within cash flows from investing activities on the condensed statements of cash flows.

(3)	Offering Costs Associated with the Initial Public Offering

The Company complies with the requirements of the ASC 340-10-S99-1, “Other Assets and Deferred Costs” and SEC Staff Accounting Bulletin (“SAB”) Topic 5A, “Expenses of Offering”. Offering costs consist principally of incentives to Anchor Investor (as defined in Note 4) and professional and registration fees that are related to the Initial Public Offering. The Company incurred offering costs from the Initial Public Offering of $18,678,975, consisting of $4,600,000 of underwriting discounts, $8,050,000 of deferred underwriting fee (of which $7,245,000 has subsequently been waived by the underwriters), $1,292,649 of actual offering costs, and $4,736,326 excess fair value of Founder Shares as a result of the Anchor Investor transaction. The Company recorded the $18,678,975 of offering costs as a reduction of the carrying value of Class A common stock in temporary equity and additional paid-in capital.

(4)	Fair Value of Financial Instruments

ASC 820, “Fair Value Measurement” (“ASC 820”), defines fair value as the amount that would be received to sell an asset or paid to transfer a liability, in an orderly transaction between market participants. Fair value measurements are classified on a three-tier hierarchy as follows:

Level 1 — defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

Level 2 — defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

Level 3 — defined as unobservable inputs for which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In many cases, a valuation technique used to measure fair value includes inputs from multiple levels of the fair value hierarchy described above. The lowest level of significant input determines the placement of the entire fair value measurement in the hierarchy.

The fair value of the Company’s assets and liabilities which qualify as financial instruments under ASC 820 approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.

(5)	Warrants and Rights

The Company accounts for the public and private warrants and rights as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480, “Distinguishing Liabilities from Equity” (“ASC 480”) and ASC 815, “Derivatives and Hedging” (“ASC 815”). Pursuant to the Company’s evaluation, the Company concluded that the public and private warrants and rights do not meet the criteria to be accounted for as liability under ASC 480. The Company further evaluated the public and private warrants and rights under ASC 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815-40”) and concluded that the public warrants, private warrants and rights are indexed to the Company’s own stock and meet the criteria to be classified in stockholders’ deficit.

(6)	Common Stock Subject to Possible Redemption

The Company accounts for its common stock subject to possible redemption in accordance with the guidance in ASC 480. Common stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. On May 25, 2023, holders of Class A common stock properly elected to redeem an aggregate of 14,852,437 shares of Class A common stock at a redemption price of $10.38 per share, for an aggregate redemption amount of $154,152,327. Accordingly, at September 30, 2023, and December 31, 2022, 8,147,563 and 23,000,000 shares of Class A common stock subject to possible redemption are presented, at redemption value equal to the amount held in the Trust Account, as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheet, respectively.

The Class A common stock subject to possible redemption are subject to the subsequent measurement guidance in ASC 480-10-S99. Under such guidance, the Company must subsequently measure the shares to their redemption amount because, as a result of the allocation of net proceeds to transaction costs, the initial carrying amount of the common stock is less than $10.00 per share. In accordance with the guidance, the Company has elected to measure the common stock subject to possible redemption to their redemption amount (i.e., $10.10 per share) immediately as if the end of the first reporting period after the Initial Public Offering, February 28, 2022, was the redemption date. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

The Class A common stock subject to possible redemption is reflected on the balance sheet as of September 30, 2023 as follows:

Gross proceeds from initial public offering	$230,000,000
Less:
Fair value allocated to public warrants	(4,390,700)
Fair value allocated to rights	(15,741,200)
Offering costs allocated to Class A common stock subject to possible redemption	(17,038,513)
Plus:
Re-measurement on Class A common stock subject to possible redemption	42,756,441
Class A common stock subject to possible redemption, December 31, 2022	235,586,028
Re-measurement on Class A common stock subject to possible redemption	2,409,648
Class A common stock subject to possible redemption, March 31, 2023	237,995,676
Redemption of Class A common stock	(154,152,327)
Re-measurement on Class A common stock subject to possible redemption	1,097,561
Class A common stock subject to possible redemption, June 30, 2023	84,940,910
Re-measurement on Class A common stock subject to possible redemption	1,097,181
Class A common stock subject to possible redemption, September 30, 2023	$86,038,091

The proceeds of the Initial Public Offering were allocated to the Class A common stock and the Public Warrants and Rights based on their relative fair values. The Company recognizes changes in redemption value of Class A common stock subject to possible redemption immediately as they occur and adjusts the carrying value of redeemable common stock to equal the redemption value at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional capital, in accumulated deficit.

(7)	Promissory Note – Related Party

The Company accounts for its WC Promissory Note and Extension Note (see Note 4) in accordance with ASC 470, “Debt” and ASC 815. The Company accounts for the WC Promissory Note and Extension Note at amortized cost and does not bifurcate and separately account for the embedded conversion feature as it does not meet the definition of a derivative instrument.

(8)	Stock-Based Compensation

The Company accounts for its stock-based compensation arrangements in accordance with ASC 718, “Compensation-Stock Compensation”. The awards have a performance condition that requires the consummation of an initial business combination to fully vest. As the performance condition is not probable and will likely not become probable until the consummation of an initial business combination, the Company will defer recognition of the compensation costs until the consummation of an initial business combination.

(9)	Net Income (Loss) per Common Stock

The condensed statements of operations includes a presentation of net income (loss) per Class A redeemable common stock and net income (loss) per non-redeemable common stock following the two-class method of income per common stock. In order to determine the net income (loss) attributable to both the Class A redeemable common stock and non-redeemable common stock, the Company first considered the total net income (loss) allocable to both sets of stock. This is calculated using the total net income (loss) less any dividends paid. For purposes of calculating net income (loss) per share, any remeasurement of the Class A common stock subject to possible redemption was treated as dividends paid to the public stockholders.

Net income (loss) per common stock is computed by dividing net income (loss) by class by the weighted average number of common stock outstanding during the period. The Company has not considered the effect of the 11,500,000 Public Warrants in the calculation of diluted net income (loss) per share, since the exercise of such warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive.

The following tables reflect the calculation of basic and diluted net income (loss) per common stock for the three and nine months ended September 30, 2023 (in dollars, except share amounts):

Three Months Ended
September 30,
2023
Net income	$7,216
Remeasurement of temporary equity to redemption value	(1,097,181)
Net loss including remeasurement of temporary equity to redemption value	$(1,089,965)

	Three Months Ended
	September 30,
	2023
	Class A	Class A & Class B
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(531,636)	$(558,329)
Deemed dividend for remeasurement of temporary equity to redemption value	1,097,181	—
Allocation of net income (loss)	$565,545	$(558,329)

Weighted average shares outstanding	8,147,563	8,556,667
Net income (loss) per share	$0.07	$(0.07)

Nine Months Ended
September 30,
2023
Net income	$3,239,010
Remeasurement of temporary equity to redemption value	(4,604,390)
Net loss including remeasurement of temporary equity to redemption value	$(1,365,380)

	Nine Months Ended
	September 30,
	2023
	Class A	Class A & Class B
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(890,320)	$(475,060)
Deemed dividend for remeasurement of temporary equity to redemption value	4,604,390	—
Allocation of net income (loss)	$3,714,070	$(475,060)

Weighted average shares outstanding	16,036,220	8,556,667
Net income (loss) per share	$0.23	$(0.06)

The following tables reflect the calculation of basic and diluted net income (loss) per common stock for the three and nine months ended September 30, 2022 (in dollars, except share amounts):

Three Months Ended
September 30,
2022
Net loss	$(146,096)
Remeasurement of temporary equity to redemption value	(1,139,015)
Net loss including remeasurement of temporary equity to redemption value	$(1,285,111)

	Three Months Ended
	September 30,
	2022
	Class A	Class A & Class B
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(936,650)	$(348,461)
Deemed dividend for remeasurement of temporary equity to redemption value	1,139,015	—
Allocation of net income (loss)	$202,365	$(348,461)

Weighted average shares outstanding	23,000,000	8,556,667
Net income (loss) per share	$0.01	$(0.04)

Nine Months Ended
September 30,
2022
Net loss from beginning of year through date of initial public offering	$(37,034)
Net loss from date of initial public offering through September 30, 2022	(821,782)
Total loss year to date	(858,816)
Remeasurement of temporary equity to redemption value	(41,007,220)
Net loss including remeasurement of temporary equity to redemption value	$(41,866,036)

	Nine Months Ended
	September 30,
	2022
	Class A	Class A & Class B
	Redeemable	Non-redeemable
Basic and diluted net income (loss) per share:
Numerator:
Allocation of net income (loss) including accretion of temporary equity	$(30,486,966)	$(11,379,070)
Deemed dividend for remeasurement of temporary equity to redemption value	41,007,220	—
Allocation of net income (loss)	$10,520,254	$(11,379,070)

Weighted average shares outstanding	18,113,553	8,107,815
Net income (loss) per share	$0.58	$(1.40)

c)	Income taxes

The Company accounts for income taxes in accordance with the provisions of ASC 740, “Income Taxes” (“ASC 740”). Under the asset and liability method, as required by this accounting standard, deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the carrying amounts of assets and liabilities in the financial statement and their respective tax basis. Deferred tax assets and liabilities are measured using enacted income tax rates expected to apply to the period when assets are realized or liabilities are settled. Any effect on deferred tax assets and liabilities of a change in tax rates is recognized in the statement of operations in the period that includes the enactment date. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of September 30, 2023 or December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

ASC 740 prescribes a comprehensive model for how companies should recognize, measure, present, and disclose in their financial statements uncertain tax positions taken or expected to be taken on a tax return. Under ASC 740, tax positions must initially be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. Such tax positions must initially and subsequently be measured as the largest amount of tax benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the tax authority assuming full knowledge of the position and relevant facts.

Excise Tax

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases (including redemptions) of stock by publicly traded domestic (i.e., U.S.) corporations and certain domestic subsidiaries of publicly traded foreign corporations. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from whom shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax. The IR Act applies only to repurchases that occur after December 31, 2022.

The Company expects new stock issuances related to the business combination with Alternus will offset the fair market value of the Class A stockholder redemptions that occurred on May 25, 2023. While no assurances can be provided, as the business combination is anticipated to close before December 31, 2023, which is the same year in which the new stock issuances are expected to occur, the Company believes that it is probable that no excise tax will be due or payable. As such, the Company has not recognized an excise tax liability on its condensed balance sheets as of September 30, 2023.

(1)	Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit. At September 30, 2023 and December 31, 2022, the Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

(2)	Recent Accounting Pronouncements

The Company has considered all new accounting pronouncements and has concluded that there are no new pronouncements that may have a material impact on the results of operations, financial condition, or cash flows, based on the current information.

3)	Note 3. Initial Public Offering

Pursuant to the Initial Public Offering on February 28, 2022, the Company sold 23,000,000 Units at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock, one right and one-half of one warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment.

An aggregate of $10.10 per Unit sold in the Initial Public Offering is held in the Trust Account and invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds meeting the conditions of Rule 2a-7(d) of the Investment Company Act, as determined by the Company.

4)	Note 4. Related Party Transactions

(1)	Founder Shares

On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 shares of the Company’s Class B common stock for an aggregate purchase price of $25,000 or approximately $0.004 per share (the “Founder Shares”). On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 Founder Shares. All share and per-share amounts have been retroactively restated to reflect the stock split. The Founder Shares collectively represent the Sponsor’s 25% ownership of the Company’s issued and outstanding shares after the Initial Public Offering (excluding the Private Shares).

b)            The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until after the completion of a Business Combination.

c)            The Founder Shares will convert into shares of Class A common stock after the initial Business Combination.

(1)	Unvested Founder Shares

Pursuant to the letter agreement, a total of 2,167,000 Founder Shares then held by the Sponsor will be considered newly unvested shares upon the completion of the Business Combination, which shall vest only if the closing price of the Class A common stock equals or exceeds $12.50 for any 20 trading days within a 30 day trading period after the Business Combination, but before the tenth anniversary of the Business Combination. In the event such price level is achieved before the first anniversary of the closing of the Business Combination, such unvested Founder Shares will not vest until the first anniversary of such closing. In the event that the Company enters into a binding agreement on or before the tenth anniversary of the Business Combination with respect to a Sale (as defined in the agreement), all unvested shares shall vest on the day prior to the closing of such Sale. Founder Shares, if any, that remain unvested at the tenth anniversary of the closing of the Business Combination will be forfeited.

(2)	Private Placement

The Sponsor purchased an aggregate of 890,000 Private Units at a price of $10.00 per Private Unit for an aggregate purchase price of $8,900,000 in a private placement that occurred simultaneously with the closing of the Initial Public Offering, the proceeds of which were recorded in additional paid in capital. Each Private Unit consists of one share of Class A common stock (“Private Share”) and one-half of one warrant (“Private Warrant”). Each Private Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per full share, subject to adjustment. The proceeds from the Private Units were added to the proceeds from the Initial Public Offering and are held in the Trust Account. If the Company does not complete a Business Combination by the Termination Date, the proceeds from the sale of the Private Units will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law).

(3)	Related Party Loans

In addition, in order to finance transaction costs in connection with a Business Combination, the Initial Stockholders, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into units of the post Business Combination entity at a price of $10.00 per unit. The units would be identical to the Private Units.

On September 26, 2022, the Company issued an unsecured promissory note to the Sponsor (the “WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $850,000. The WC Promissory Note is non-interest bearing and payable upon the consummation of the initial Business Combination. At the election of the Sponsor and at any time prior to payment in full of the principal balance, the WC Promissory Note can be converted into conversion units comprised of one Class A common stock and one-half of one warrant that are identical to those issued in the private placement (“Conversion Units”). The number of convertible Conversion Units is calculated as the outstanding principal balance divided by $10. As of September 30, 2023 and December 31, 2022, the WC Promissory Note balance was $850,000 and $806,170, respectively.

(4)	The Company’s Extension Payments will be made in exchange for a $1,170,000 non-interest bearing, convertible unsecured promissory note payable upon consummation of a business combination (the “Extension Notes”). At the election of the Sponsor and at any time prior to payment in full of the principal balance, the Extension Note can be converted into Conversion Units comprised of one Class A common stock and one-half of one warrant that are identical to those issued in the private placement (“Conversion Units”). The number of convertible Conversion Units is calculated as the outstanding principal balance divided by $10. The Company had $780,000 and $0 outstanding under the Extension Notes as of September 30, 2023 and December 31, 2022, respectively.

On August 8, 2023, the Company issued an unsecured promissory note to the Sponsor (the “Second WC Promissory Note”), pursuant to which the Company may borrow up to an aggregate principal amount of $650,000. The Second WC Promissory Note is non-interest bearing and payable upon the consummation of the initial Business Combination. At the election of the Sponsor and at any time prior to payment in full of the principal balance, the Second WC Promissory Note can be converted into Conversion Units comprised of one Class A common stock and one-half of one warrant that are identical to those issued in the private placement (“Conversion Units”). The number of convertible Conversion Units is calculated as the outstanding principal balance divided by $10. As of September 30, 2023 and December 31, 2022, the Second WC Promissory Note balance was $73,500 and $0, respectively.

As of September 30, 2023 and December 31, 2022 there is an aggregate of $1,703,500 and $806,170 outstanding under the WC Promissory Note, Extension Notes, and Second WC Promissory Note.

(5)	Anchor Investor Agreement

A third-party investor (the “Anchor Investor”) (who is also not affiliated with our Sponsor or any member of our management team) purchased 2,277,000 of the units issued in the Initial Public Offering pursuant to a November 2021 Subscription Agreement between our Sponsor and the Anchor Investor, wherein the Anchor Investor also purchased membership interests in our Sponsor. The excess fair value of the Sponsor membership units over the price paid by the Anchor Investor of $4,736,326 was determined to be an offering cost in accordance with SAB Topic 5A and a corresponding contribution by our Sponsor recorded in additional paid in capital.

The Sponsor retains voting and dispositive power over the Anchor Investor’s allocated Founder Shares and shares purchased by the Sponsor in the private placement until the consummation of the Business Combination, following which time the Sponsor will distribute such securities to the Anchor Investor (subject to applicable lock-up or escrow restrictions).

(6)	Related Party Consulting Agreement

In April 2022, the Company entered into a consulting agreement with a related party. During the term of the agreement, the consultant (“Related Party Consultant”) will be responsible for financial modeling, compiling presentations, data room management, and research. The Company will pay the Related Party Consultant compensation in the form of $7,500 per month in cash, as well as $5,000 per month in the form of newly issued Class B common stock with an exercise price of $10.00 per share paid in arrears. The grant date of the stock-based compensation award under the agreement was April 1, 2022. The performance condition required for vesting is a successful business combination, the outcome of which is not considered probable until the event occurs. In November 2022, the Company executed an amendment to the consulting agreement with the related party. The Amendment changed the compensation structure to pay the Related Party Consultant $5,000 per month in cash and no additional compensation in the form of stock. The commencement date for the updated compensation structure was December 1, 2022. As such, as of September 30, 2023, no stock-based compensation expense has been recorded and will not be accrued for or recognized until a successful business combination occurs. Additionally, the agreement will conclude upon the completion of a successful business combination. The Company incurred $15,000 and $45,000 for the three and nine months ended September 30, 2023, respectively, related to this agreement. The Company had $5,000 outstanding and payable to the Related Party Consultant as of September 30, 2023 and December 31, 2022, which were recorded to accounts payable.

5)	Note 5. Commitments and Contingencies

(1)	Registration and Stockholder Rights

The holders of the Founder Shares, as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to the Company, will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a Business Combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

(2)	Underwriting Agreements

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discount. The underwriters exercised the option in full on February 28, 2022.

The underwriters were entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $4,600,000, which was paid upon the closing of the Initial Public Offering.

The underwriters are also entitled to a cash deferred underwriting fee of 3.50% of the gross proceeds of the Initial Public Offering, or $8,050,000, payable to the underwriters for deferred underwriting fees. The full amount was placed in the Trust Account and will be released to the underwriters only on, and concurrently with, completion of an initial business combination. In October 2022, one of the Company’s underwriters waived their right to 50% of the deferred underwriting fee, forfeiting $3,622,500 of their deferred underwriting fee. On April 17, 2023, the Company and one of the underwriters executed a revised Underwriting Agreement to forfeit the remaining portion of their deferred underwriting fee, or $3,622,500, resulting in a deferred underwriting fee of $805,000 payable upon consummation of a successful business combination. The one underwriter has forfeited an aggregate $7,245,000 of the deferred underwriting fee. As the Termination Date expires on November 28, 2023, the remaining deferred underwriter fee payable is classified as a current liability as of September 30, 2023.

For the three and nine months ended September 30, 2023, the Company recorded a $3,622,500 reduction of the deferred underwriter fee payable to accumulated deficit.

Placement Services Agreement

In August 2022, the Company entered into an agreement with a Placement Agent to serve as a non-exclusive capital markets advisor and placement agent for the Company in connection with a proposed private placement of the Company’s equity or equity-linked, preferred, debt or debt-like, securities. The Placement Agent will receive a nonrefundable cash fee of $500,000 and an additional cash fee of $450,000 that is contingent upon the closing of the Business Combination. On August 10, 2022, the Company recorded the $500,000 nonrefundable cash fee within accrued expenses on the condensed balance sheets and as placement services fee expense on the condensed statements of operations. The Company has not incurred any amounts related to the $450,000 cash fee as of September 30, 2023 and payment of such amounts are contingent upon the closing of the Business Combination.

Consulting Agreement

In June 2022, the Company entered into a consulting agreement. During the term of the agreement, the consultant (“Consultant”) will advise the Company concerning matters related to qualifying business combinations, including services such as de-SPAC readiness assessment, post transaction close preparation advisory, the overall capital markets climate related to global macroeconomic conditions, world leading exchanges, potential competitors, and general advice with respect to the business. The Company will pay the Consultant compensation in the form of $15,000 per month. Upon closing of an initial business combination, the Company will pay the Consultant a one-time success fee cash bonus of $25,000. Additionally, at the successful close of a business combination, the Company will pay a cash bonus of $50,000 if certain criteria are met for redemptions. Payment to the Consultant for any cash bonus fee is dependent upon the closing of an initial business combination. In November 2022, the Company terminated the agreement with the Consultant in accordance with the terms of the agreement. For the three and nine months ended September 30, 2023, the Company incurred $0, under this agreement. $0 and $15,000 was accrued for within accounts payable as of September 30, 2023 and December 31, 2022, respectively.

6)	Note 6. Stockholders’ Deficit

On February 23, 2022, the Company adopted the Second Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”). Under the Certificate of Incorporation, the total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Company is authorized to issue is 111,000,000 shares, consisting of (a) 110,000,000 shares of common stock (the “Common Stock”), including (i) 100,000,000 shares of Class A common stock (the “Class A Common Stock”), and (ii) 10,000,000 shares of Class B common stock (the “Class B Common Stock”), and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).

In connection with the Special Meeting where stockholders approved of the Charter Amendment Proposal, stockholders properly elected to redeem an aggregate of 14,852,437 shares of Class A Common Stock at a redemption price of approximately $10.38 per share (the “Redemption”), for an aggregate redemption amount of $154,152,327. Following the Redemption, $84,562,944 remained in the Company’s trust account (the “Trust Account”), not including any Extension Payments.

Preferred stock— The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At September 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A common stock— The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each common share. At September 30, 2023 and December 31, 2022, there were 890,000 shares of Class A common stock issued or outstanding, excluding 8,147,563 and 23,000,000 shares of Class A common stock issued and outstanding subject to possible redemption, respectively.

Class B common stock— The Company is authorized to issue 10,000,000 shares of Class B common stock with a par value of $0.0001 per share. On August 17, 2021, our sponsor purchased an aggregate of 5,750,000 shares of the Company’s Class B common stock for an aggregate purchase price of $25,000 or approximately $0.004 per share (the “Founder Shares”). On February 7, 2022, we effected a 1:1.33333339 stock split of our Class B common stock, resulting in our initial stockholders holding 7,666,667 Founder Shares as of September 30, 2023 and December 31, 2022. All share and per-share amounts have been retroactively restated to reflect the stock split.

With respect to any matter submitted to a vote of our stockholders, including any vote in connection with a Business Combination, except as required by law, holders of our Founder Shares and holders of our Public Shares will vote together as a single class, with each share entitling the holder to one vote.

The shares of Class B common stock will automatically convert into Class A common stock at the time of Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which Class B common stock shall convert into Class A common stock will be adjusted (unless the holders of a majority of the outstanding Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of Class A common stock issuable upon conversion of all Class B common stock will equal, in the aggregate, on an as-converted basis, 25% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination, excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and excluding any private placement-equivalent shares and warrants underlying units issued to our Sponsor, its affiliates or any member of our management team upon conversion of Working Capital Loans.

Rights— Each holder of a right will automatically receive one-tenth (1/10) of one share of Class A common stock upon consummation of a Business Combination, even if the holder of a right redeemed all shares held by him, her or it in connection with a Business Combination or an amendment to the Company’s Certificate of Incorporation with respect to its pre-business combination activities. In the event that the Company will not be the surviving company upon completion of a Business Combination, each holder of a right will be required to affirmatively exchange his, her or its rights in order to receive the one-tenth (1/10) of a share underlying each right upon consummation of the Business Combination.

The Company will not issue fractional shares in connection with an exchange of rights. Fractional shares will either be rounded down to the nearest whole share or otherwise addressed in accordance with the applicable provisions of Delaware law. As a result, the holders of the rights must hold rights in multiples of 10 in order to receive shares for all of the holders’ rights upon closing of a Business Combination. If the Company is unable to complete an initial Business Combination by the Termination Date and the Company redeems the Public Shares for the funds held in the Trust Account, holders of rights will not receive any of such funds for their rights and the rights will expire worthless.

Warrants— Each whole warrant entitles the registered holder to purchase one whole share of Class A common stock at a price of $11.50 per share, subject to adjustment, at any time commencing 30 days after the completion of the initial Business Combination. The warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its commercially reasonable efforts to file a post-effective amendment to the registration statement or a new registration statement with the SEC covering the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the initial Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to the shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the shares of Class A common stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the initial Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of Class A common stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the Class A common stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.

Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00.

Once the warrants become exercisable, the Company may redeem the outstanding warrants (except as described herein with respect to the Private Warrants):

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	provided that the reference value of the Class A common stock equals or exceeds $18.00 per share; and

•	either there is an effective registration statement covering the issuance of the shares of Common Stock issuable upon exercise of the Public Warrants, and a current prospectus relating thereto, available throughout the 30-day redemption period; or

•	the Company has elected to require the exercise of the Public Warrants on a “cashless basis”.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per common stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the volume weighted average trading price of the Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above under “— Redemption of warrants when the price per share of Class A common stock equals or exceeds $18.00” will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price.

The Private Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Warrants may be exercised for cash or on a “cashless basis”, the Private Warrants and the Class A common stock issuable upon exercise of the Private Warrants may be subject to certain transfer restrictions, and the Private Warrants are not redeemable at the option of the Company. The Private Warrants shall not become Public Warrants as a result of any transfer of the Private Warrants, regardless of the transferee.

If a tender offer, exchange or redemption offer shall have been made to and accepted by the holders of the Class A common stock and upon completion of such offer, the offeror owns beneficially more than 50% of the outstanding shares of Class A Common Stock, the holder of the warrant shall be entitled to receive the highest amount of cash, securities or other property to which such holder would actually have been entitled as a stockholder if such warrant had been exercised, accepted such offer and all of the Class A common stock held by such holder had been purchased pursuant to the offer. If less than 70% of the consideration receivable by the holders of the Class A common stock in the applicable event is payable in the form of common equity in the successor entity that is listed on a national securities exchange or is quoted in an established over-the-counter market, and if the holder of the warrant properly exercises the warrant within thirty days following the public disclosure of the consummation of the applicable event by the Company, the warrant price shall be reduced by an amount equal to the difference (but in no event less than zero) of (i) the warrant price in effect prior to such reduction minus (ii) (A) the Per Share Consideration (as defined in the warrant agreement) minus (B) the value of the warrant based on the Black-Scholes Warrant Value for a Capped American Call on Bloomberg Financial Markets.

Note 7.    Income Tax

During the nine months ended September 30, 2023 and 2022, the Company recorded a tax provision of $853,922 and $278,308, respectively. The effective tax rate for the nine months ended September 30, 2023 and 2022 was 20.86% and (47.94)%, respectively. During the three months ended September 30, 2023 and 2022, the Company recorded a tax provision of $222,209 and $228,946, respectively. The effective tax rate for the three months ended September 30, 2023 and 2022 was 96.85% and 276.34%, respectively. The Company’s effective tax rate differs from the statutory income tax rate of 21.0% primarily due to the change in valuation allowance against deferred tax assets.

The Company has evaluated the positive and negative evidence bearing upon its ability to realize its deferred tax assets, which primarily consist of net operating loss carryforwards. The Company has considered its history of cumulative net losses, estimated future taxable income and prudent and feasible tax planning strategies and has concluded that it is more likely than not that the Company will not realize the benefits of its deferred tax assets. As a result, as of September 30, 2023 and December 31, 2022, the Company has recorded a full valuation allowance against its net deferred tax assets.

Note 8.    Fair Value Measurements

Cash and marketable securities held in the Trust Account must be recorded on the balance sheet at fair value and are subject to re-measurement at each balance sheet date. With each re-measurement, the valuations will be adjusted to fair value, with the change in fair value recognized in the Company’s condensed statements of operations.

The following table presents the fair value information, as of September 30, 2023, of the Company’s financial assets that were accounted for at fair value on a recurring basis and indicates the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value. The Company’s marketable securities held in the Trust Account are based on dividend and interest income and market fluctuations in the value of invested marketable securities, which are considered observable. The fair value of the marketable securities held in trust is classified within Level 1 of the fair value hierarchy.

The following table sets forth by level within the fair value hierarchy the Company’s assets and liabilities that were accounted for at fair value on a recurring basis:

As of September 30, 2023	Level 1	Level 2	Level 3
Assets
Marketable securities held in trust account	$86,038,091	$—	$—

As of December 31, 2022	Level 1	Level 2	Level 3
Assets
Marketable securities held in trust account	$235,586,028	$—	$—

The tables below represent the carrying value, fair value and fair value hierarchy category of certain financial assets and liabilities that are recorded at fair value in the Company’s condensed balance sheets for the periods. The promissory notes with related parties are classified as Level 2 measurements as the inputs underlying the conversion options would largely be driven by the fair value of Class A common stock and Public Warrants for which quoted prices are observable in active markets.

As of September 30, 2023	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Liabilities
Promissory note – related party	$1,703,500	$1,703,500	$—	$1,703,500	$—

As of December 31, 2022	Carrying Value	Fair Value	Level 1	Level 2	Level 3
Liabilities
Promissory note – related party	$806,170	$806,170	$—	$806,170	$—

Note 9.    Subsequent Events

On November 13, 2023, the Company withdrew $380,000 of funds from the Trust Account as allowed for tax payment obligations.

On October 8, 2023, November 1, 2023 and November 6, 2023 the Company drew down an additional $100,000, $10,000 and $40,000 on the Second WC Promissory Note, respectively, bringing the outstanding balance to $223,500 with $426,500 available borrowing capacity.

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

References to the “Company,” “Clean Earth Acquisitions Corp.,” “us” or “we” refer to Clean Earth Acquisitions Corp. The following discussion and analysis of the Company’s financial condition and results of operations should be read in conjunction with the financial statements and the notes thereto contained elsewhere in this report. Certain information contained in the discussion and analysis set forth below includes forward-looking statements that involve risks and uncertainties.

(1)	Special Note Regarding Forward-Looking Statements

This Quarterly Report includes “forward-looking statements” that are not historical facts and involve risks and uncertainties that could cause actual results to differ materially from those expected and projected. All statements, other than statements of historical fact included in this Quarterly Report including, without limitation, statements in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations” regarding the Company’s financial position, business strategy and the plans and objectives of management for future operations, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Words such as “expect,” “believe,” “anticipate,” “intend,” “estimate,” “seek” and variations and similar words and expressions are intended to identify such forward-looking statements. Such forward-looking statements relate to future events or future performance, but reflect management’s current beliefs, based on information currently available. A number of factors could cause actual events, performance or results to differ materially from the events, performance and results discussed in the forward-looking statements. For information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of the Company’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”). The Company’s securities filings can be accessed on the EDGAR section of the SEC’s website at www.sec.gov. Except as expressly required by applicable securities law, the Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise.

(2)	Overview

Clean Earth Acquisitions Corp. was incorporated in Delaware on May 14, 2021. The Company is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities (the “Business Combination”).

On October 12, 2022, we entered into a Business Combination Agreement with Alternus Energy Group Plc (the “Seller” or “Alternus”). Pursuant to the Business Combination Agreement, we will acquire certain subsidiaries of the Seller, for up to 90 million shares. Initially, we will issue 55 million shares at closing (subject to a working capital adjustment capped at 1 million additional shares) plus up to 35 million shares subject to certain earn-out provisions, which will be deposited in escrow and will be released if certain conditions are met. The parties amended the terms of the Business Combination Agreement on April 12, 2023 pursuant to the First Amendment (see Note 1 to the condensed financial statements).

As of September 30, 2023, the Company had not commenced any operations. All activity through September 30, 2023, relates to the Company’s formation and the initial public offering (“Initial Public Offering”), which is described below, and following the Initial Public Offering, identifying a target company for a Business Combination and negotiating a Business Combination Agreement. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest and dividend income from the proceeds derived from the Initial Public Offering placed in the Trust Account (described below).

The registration statement for the Company’s Initial Public Offering was declared effective on February 23, 2022 (the “Effective Date”). On February 28, 2022, the Company consummated the Initial Public Offering of 23,000,000 Units at $10.00 per Unit, generating gross proceeds of $230,000,000, which is discussed in Note 3 to the condensed financial statements. Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 890,000 Private Placement Units (the “Private Units”) at a price of $10.00 per Private Unit in a private placement with Clean Earth Acquisitions Sponsor, LLC (the “Sponsor”) generating proceeds of $8,900,000 from the sale of the Private Units.

Following the closing of the Initial Public Offering on February 28, 2022, $232,300,000 ($10.10 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Units was placed in a trust account (“Trust Account”), located in the United States invested in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less or in money market funds selected by the Company meeting the conditions of Rule 2a-7(d) of the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination, (ii) the redemption of any Public Shares properly submitted in connection with a stockholder vote to amend the Company’s Second Amended and Restated Certificate of Incorporation, and (iii) the redemption of the Company’s Public Shares if the Company is unable to complete the initial Business Combination by the Termination Date (defined below).

On May 25, 2023, the Company and Alternus executed a mutual written consent pursuant to which the Company and Alternus agreed pursuant to Section 7.03(b) of the Business Combination Agreement, to extend the Termination Date (as defined in the Business Combination Agreement) to November 28, 2023 (the “Termination Date”).

On May 25, 2023, the Company held a special meeting of stockholders (the “Special Meeting”, during which the Company’s stockholders approved the proposal (the “Charter Amendment Proposal”) to amend the Company’s amended and restated certificate of incorporation to give the Company the right to extend the date by which it has to consummate a business combination up to six times, from May 28, 2023 to November 28, 2023, composed of six one-month extensions (each an “Extension,” and the end date of each Extension, the “Extended Date”), by depositing into the Trust Account on the then-applicable Extension Date, for each Extension, the lesser of (i) $195,000 and (ii) $0.04 for each share of the Company’s Class A common stock not redeemed in connection with the Charter Amendment Proposal until November 28, 2023, or such earlier date as determined by the Board (assuming the Company’s business combination has not occurred) in exchange for a non-interest bearing, convertible unsecured promissory note payable upon consummation of a business combination.

In connection with the Special Meeting, stockholders properly elected to redeem an aggregate of 14,852,437 shares of Class A common stock at a redemption price of approximately $10.38 per share (the “Redemption”), for an aggregate redemption amount of $154,152,327. Following the Redemption, $84,562,944 remained in the Company’s Trust Account, not including any Extension Payments, as described above.

On November 7, 2023, the Company filed a definitive proxy statement in connection with a special meeting of stockholders, to consider and approve an extension of the date by which the Company must consummate a business combination.

The Securities and Exchange Commission accepted the Company’s definitive proxy statement on November 13, 2023, which announced the date for the Company’s Special Meeting of Stockholders, to among other things, approve the business combination previously announced, with Alternus Energy Group plc, a transatlantic clean energy independent power producer. The Company will hold the Special Meeting on December 4th, 2023 at 10:00 AM EST virtually via live webcast. Stockholders of record as of the close of business on November 8th, 2023 (the “Record Date”) are entitled to receive notice of, attend and vote at the Special Meeting.

(3)	Results of Operations

Our entire activity from inception through September 30, 2023 relates to our formation, the Initial Public Offering and, since the closing of the Initial Public Offering, a search for, and negotiation with, a Business Combination candidate. We will not be generating any operating revenues until the closing and completion of our Business Combination at the earliest.

For the three months ended September 30, 2023, we had net income of $7,216, which consisted of $1,107,180 of dividend income on marketable securities held in the Trust Account, and $2 of interest income on the operating bank account, partially offset by $672,962 in legal and accounting expenses, $50,000 of franchise tax expense, a $222,009 provision for income taxes, $106,518 of insurance expense, $8,766 of dues and subscriptions, and $39,711 of marketing and advertising expenses, listing fee, general and administrative expenses and bank fees.

For the nine months ended September 30, 2023, we had net income of $3,239,010, which consisted of $4,216,253 of dividend income on marketable securities held in the Trust Account, $1,663,187 realized gains on marketable securities held in the Trust Account, and $40 of interest income on the operating bank account, partially offset by $1,049,820 in legal and accounting expenses, $150,000 of franchise tax expense, a $853,922 provision for income taxes, $319,559 of insurance expense, $169,314 of dues and subscriptions, and $97,854 of marketing and advertising expenses, listing fee, general and administrative expenses and bank fees.

For the three months ended September 30, 2022, we had a net loss of $146,096, which consisted of a $500,000 placement services fee, $334,967 in legal and accounting expenses, $50,000 of franchise tax expense, a $228,946 provision for income taxes, $106,521 of insurance expense, and $6,290 in dues and subscriptions, marketing and advertising expenses, and bank fees expenses, partially offset by $261,381 of dividend income on marketable securities held in the Trust Account and $877,634 of realized gains on marketable securities held in the Trust Account.

For the nine months ended September 30, 2022, we had a net loss of $858,816, which consisted of a $500,000 placement services fee, $1,016,032 in legal and accounting expenses, $150,000 of franchise tax expense, a $278,308 provision for income taxes, $253,621 of insurance expense, and $134,9298 in dues and subscriptions, marketing and advertising expenses, and bank fees expenses, partially offset by $596,440 of dividend income on marketable securities held in the Trust Account and $877,634 of realized gains on marketable securities held in the Trust Account.

(4)	Going Concern

As of September 30, 2023, the Company had $9,266 of operating cash and a working capital deficit of $3,861,647. At September 30, 2023, working capital deficit excludes the amount of marketable securities held in Trust Account and deferred underwriting fee payable.

The Company’s liquidity needs through September 30, 2023 had been satisfied through a payment from the Sponsor of $25,000 for Class B common stock, par value $0.0001 per share (“Class B common stock” and shares thereof, “founder shares”), the Initial Public Offering and the issuance of the Private Units. Additionally, the Company drew on unsecured promissory notes to pay certain offering costs, an unsecured promissory note to fund Extension Payments, and an unsecured working capital promissory note.

The Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. The Company lacks the financial resources it needs to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Sponsor is committed to extend Working Capital Loans as needed. The Company cannot assure that its plans to consummate an initial Business Combination will be successful. In addition, management continues to evaluate the impact of volatile and disruptive credit and financial markets and the current conflict between Ukraine and Russia and Hamas’ attack on Israel and their effects on the Company’s financial position, results of its operations and/or search for a target company.

These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern one year from the date the financial statements are issued. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(5)	Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities as of September 30, 2023.

The underwriters of the Initial Public Offering are entitled to a cash deferred underwriting fee of $0.35 per Unit, or $8,050,000 in the aggregate. The deferred underwriting fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreements. In October 2022, one of the Company’s underwriters waived their right to 50% of the deferred underwriting fee, forfeiting $3,622,500 of their deferred underwriting fee. The underwriter has additionally waived their remaining 50% of the deferred underwriting fee of $3,622,500 on April 17, 2023. As a result, the deferred underwriting fee has been reduced to $805,000. The deferred underwriter fee payable was $805,000 as of September 30, 2023.

(6)	Commitments and Contingencies

ii)	Registration Rights

The holders of the Founder Shares, as well as the holders of the Private Units and any units that may be issued in payment of Working Capital Loans made to the Company, will be entitled to registration rights. The holders of a majority of these securities are entitled to make up to two demands that the Company register such securities. The holders of a majority of the Private Units and units issued in payment of Working Capital Loans (or underlying securities) can elect to exercise these registration rights at any time after the Company consummates a business combination. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

iii)	Underwriting Agreements

The Company granted the underwriters a 45-day option from the date of the Initial Public Offering to purchase up to 3,000,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and deferred underwriting fee. The underwriters exercised the option in full on February 28, 2022.

The underwriters were entitled to a cash underwriting discount of 2.00% of the gross proceeds of the Initial Public Offering, or $4,600,000, which was paid upon the closing of the Initial Public Offering.

The underwriters are also entitled to a cash deferred underwriting fee of 3.50% of the gross proceeds of the Initial Public Offering, or $8,050,000, payable to the underwriters for deferred underwriting fees. The full amount was placed in the Trust Account and will be released to the underwriters only on, and concurrently with, completion of an initial Business Combination. As the Termination Date is November 28, 2023, the deferred underwriter fee payable is classified as a current liability as of September 30, 2023.

In October 2022, one of the Company’s underwriters waived their right to 50% of the deferred underwriting fee, forfeiting $3,622,500 of their deferred underwriting fee. The underwriter has subsequently waived their remaining 50% of the deferred underwriting fee of $3,622,500 on April 17, 2023. As a result, the deferred underwriting fee payable has been reduced to $805,000 as of September 30, 2023.

Placement Services Agreement

In August 2022, the Company entered into an agreement with a Placement Agent to serve as a non-exclusive capital markets advisor and placement agent for the Company in connection with a proposed private placement of the Company’s equity or equity-linked, preferred, debt or debt-like, securities. The Placement Agent will receive a nonrefundable cash fee of $500,000 and an additional cash fee of $450,000 that is contingent upon the closing of the Business Combination. On August 10, 2022, the Company has recorded the $500,000 nonrefundable cash fee within accrued expenses on the condensed balance sheets and as placement services fee expense on the statement of operations. The Company has not incurred any amounts related to the $450,000 cash fee as of September 30, 2023 and payment of such amounts are contingent upon the closing of the Business Combination.

Consulting Agreement

In June 2022, the Company entered into a consulting agreement. During the term of the agreement, the consultant (“Consultant”) will advise the Company concerning matters related to qualifying business combinations, including services such as de-SPAC readiness assessment, post transaction close preparation advisory, the overall capital markets climate related to global macroeconomic conditions, world leading exchanges, potential competitors, and general advice with respect to the business. The Company will pay the Consultant compensation in the form of $15,000 per month. Upon closing of an initial business combination, the Company will pay the Consultant a one-time success fee cash bonus of $25,000. Additionally, at the successful close of a business combination, the Company will pay a cash bonus of $50,000 if certain criteria are met for redemptions. Payment to the Consultant for any cash bonus fee is dependent upon the closing of an initial business combination. In November 2022, the Company terminated the agreement with the Consultant in accordance with the terms of the agreement. As of September 30, 2023, the Company has incurred and paid $79,353 under this agreement as of September 30, 2023.

(1)	Critical Accounting Estimates

The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the periods reported. Actual results could materially differ from those estimates. We have not identified any critical accounting estimates.

iv)	Recent Accounting Pronouncements

Refer to “Recent Accounting Pronouncements” in Note 2 in the notes to the condensed financial statements.